FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of September 12, 2005 (the “Amendment”), is by and among DYCOM INDUSTRIES, INC., a Florida corporation (the “Borrower”), those Domestic Subsidiaries of the Borrower identified as a “Guarantor” on the signature pages hereto and such other Domestic Subsidiaries of the Borrower as may from time to time become a party to the Credit Agreement referred to below (individually a “Guarantor” and collectively the “Guarantors”), the Lenders party hereto and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, the Borrower, the Guarantors, the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement dated as of December 21, 2004 (as amended, modified, supplemented or otherwise modified through the date hereof, the “Credit Agreement”; capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement);

WHEREAS, the Borrower has requested that the Required Lenders (on behalf of the Lenders) agree to amend certain terms of the Credit Agreement; and

WHEREAS, the Required Lenders have agreed to such amendments of the Credit Agreement, subject to the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1
AMENDMENTS TO CREDIT AGREEMENT

1.1 New Definitions. The following definitions are hereby added to Section 1.1 of the Credit Agreement:

“First Amendment Effective Date” means September 8, 2005.

“Senior Subordinated Notes” means Indebtedness of Dycom Investments, Inc., a Delaware corporation, a wholly-owned Subsidiary of the Borrower and a Guarantor under the Credit Agreement, evidenced by those certain senior subordinated notes with a maturity not earlier than eight (8) years after their issuance and in an aggregate principal amount not to exceed $200,000,000, such Indebtedness to be on terms and conditions satisfactory to the Administrative Agent.

“Stock Repurchase” means the repurchase by the Borrower of shares of its Capital Stock with cash on hand, borrowings under the Credit Agreement and/or the proceeds of the Senior Subordinated Notes, in an aggregate amount not to exceed $225,000,000; provided that the amount of cash on hand and borrowings under the Credit Agreement used to make such repurchases shall not exceed $75,000,000 in the aggregate.

1.2 Definition of Permitted Acquisition. The definition of Permitted Acquisition in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:

“Permitted Acquisition” means any acquisition or any series of related acquisitions by a Credit Party of the assets or a majority of the Voting Stock of a Person that is incorporated, formed or organized in the United States, or any division, line of business or other business unit of a Person that is incorporated, formed or organized in the United States (such Person or such division, line of business or other business unit of such Person referred to herein as the “Target”), in each case that is a type of business (or assets used in a type of business) permitted to be engaged in by the Credit Parties and their Subsidiaries pursuant to Section 7.3 hereof, so long as (a) no Default or Event of Default shall then exist or would exist after giving effect thereto, (b) the Credit Parties shall demonstrate to the reasonable satisfaction of the Administrative Agent and the Required Lenders that (i) the Credit Parties will be in compliance on a Pro Forma Basis with all of the terms and provisions of the financial covenants set forth in Section 6.7 as of the end of the most recently ended fiscal quarter and (ii) the Consolidated Leverage Ratio shall be less than or equal to 2.75 to 1.0 after giving effect to such acquisition, (c) the Target, if a Person, shall have executed a Joinder Agreement in accordance with the terms of Section 6.9, if applicable, (d) the Target has earnings before interest, taxes, depreciation and amortization for the most recent four fiscal quarters prior to the acquisition date for which financial statements are available in an amount greater than $0, (e) such acquisition is not a “hostile” acquisition and has been approved by the Board of Directors and/or shareholders of the applicable Credit Party and the Target, (f) the Credit Parties shall have complied to the reasonable satisfaction of the Administrative Agent with the documentation requirements in Section 6.2(e) and (g) total consideration (including, without limitation, assumed Indebtedness, earnout payments and any other deferred payment) for the net assets, Capital Stock, division, line of business or other business unit acquired in such acquisition or series of related acquisitions shall not exceed $100,000,000 unless (i) 100% of the consideration paid by the Credit Parties for such Target shall be in the form of Capital Stock or (ii) after giving effect to such acquisition on a pro forma basis, the Consolidated Leverage Ratio as of the last day of the immediately preceding fiscal quarter is less than or equal to 1.75 to 1.0.

1.3 Definition of Subordinated Indebtedness. The definition of Subordinated Indebtedness in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:

“Subordinated Indebtedness” shall mean (a) the Senior Subordinated Notes and (b) any other Indebtedness incurred by any Credit Party that by its terms is specifically subordinated in right of payment to the prior payment of the Credit Party Obligations on terms satisfactory to the Administrative Agent.

1.4 Amendment to Section 6.4(a). Section 6.4(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a) (i) Preserve, renew and keep in full force and effect the corporate existence of (A) each of the Credit Parties and (B) each Subsidiary that is not a Credit Party, where such failure to preserve, renew and keep in full force and effect the corporate existence of such Subsidiary could reasonably be expected to have a Material Adverse Effect and (ii) take all reasonable action to maintain all rights, privileges, licenses and franchises necessary or desirable in the normal conduct of its business other than any such rights, privileges, licenses and franchises the loss of which would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

1.5 Amendment to Section 6.7(a). Section 6.7(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a) Consolidated Leverage Ratio: Maintain a Consolidated Leverage Ratio, which shall be calculated at the end of each fiscal quarter, of (i) prior to the Stock Repurchase, not greater than 2.75 to 1.0 and (ii) after the Stock Repurchase, not greater than 3.00 to 1.0.

1.6 Amendment to Section 6.7(c). Section 6.7(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(c) Consolidated Tangible Net Worth: Maintain Consolidated Tangible Net Worth, which shall be calculated at the end of each fiscal quarter, of not less than (i) prior to the Stock Repurchase, $200,000,000 plus 50% of Consolidated Net Income (if positive) from the Closing Date to the date of computation plus 75% of the Equity Issuances made from the Closing Date to the date of computation and (ii) after the Stock Repurchase, $50,000,000 plus 50% of Consolidated Net Income (if positive) from the First Amendment Effective Date to the date of computation plus 75% of the Equity Issuances made from the First Amendment Effective Date to the date of computation.

1.7 Amendment to Section 7.1(i). Section 7.1(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(i) Indebtedness of the Borrower and its Subsidiaries in an amount not to exceed $75,000,000 in the aggregate at any time outstanding; provided that no greater than $10,000,000 of such Indebtedness may be secured at any time; and

1.8 Amendment to Section 7.1(j). Section 7.1(j) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(j) the Senior Subordinated Notes and any Guaranty Obligations of any Credit Party in respect thereof.

1.9 Amendment to Section 7.9. Section 7.9 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

7.9 Restricted Payments.

Each of the Credit Parties will not, nor will it permit any of its Subsidiaries to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) to make dividends payable solely in the same class of Capital Stock of such Person, (b) to make dividends or other distributions payable to any Credit Party (directly or indirectly through Subsidiaries), (c) the Borrower may repurchase shares of its Capital Stock with cash on hand, borrowings under the Credit Agreement and/or the proceeds of the Senior Subordinated Notes, in an aggregate amount not to exceed $225,000,000; provided that the amount of cash on hand and borrowings under the Credit Agreement used to make such repurchases shall not exceed $75,000,000 in the aggregate, (d) the Borrower may repurchase shares of its Capital Stock and/or make dividends or other distributions so long as (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) after giving effect to such payment on a pro forma basis, (A) the Credit Parties would be in compliance with the financial covenants set forth in Section 6.7 as of the last fiscal quarter end, (B) the Consolidated Leverage Ratio would be less than 2.75 to 1.0 as of the last fiscal quarter end and (C) there would exist at least $25,000,000 of availability under the Aggregate Revolving Committed Amount (which the Borrower could borrow without causing an Event of Default) and (e) subject to the subordination terms thereof, the Borrower may make regularly scheduled interest payments under the Senior Subordinated Notes.

1.10 Amendment to Section 7.11. Section 7.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Each of the Credit Parties will not, nor will it permit any Subsidiary to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except (a) pursuant to this Credit Agreement and the other Credit Documents, (b) pursuant to any document or instrument governing Indebtedness incurred pursuant to Sections 7.1(c), (i) or (j); provided that, (i) with respect to Indebtedness incurred pursuant to Section 7.1(c), any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith and (ii) with respect to Indebtedness incurred pursuant to Sections 7.1(i) and (j), any such restriction shall not apply to this Credit Agreement or any other Credit Document, and (c) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restrictions contained therein relates only to the asset or assets subject to such Permitted Lien.

1.11 Amendment to Section 8.1. Section 8.1 of the Credit Agreement is hereby amended to include the following subsection (k):

(k) The Credit Party Obligations shall fail to constitute “senior debt,” “designated senior debt” or a corresponding term under the terms of the Senior Subordinated Notes.

1.12 Amendment to Schedule 7.1(b). Schedule 7.1(b) of the Credit Agreement is hereby replaced in its entirety by Appendix A attached hereto.

SECTION 2
CLOSING CONDITIONS

2.1 Conditions Precedent. This Amendment shall become effective as of the date first above written upon satisfaction of the following conditions (in form and substance reasonably acceptable to the Administrative Agent):

(a) Executed Amendment. Receipt by the Administrative Agent of a copy of this Amendment duly executed by each of the Borrower, the Guarantors and the Required Lenders.

(b) Fees. Receipt by the Administrative Agent of (i) on behalf of each Lender that executes this Amendment by 12:00 noon (EDT) on September 8, 2005, an amendment fee equal to 10 basis points of such Lender’s Revolving Commitment and (ii) all fees and expenses of the Administrative Agent in connection with the arrangement, preparation, execution and delivery of this Amendment, including, without limitation, the fees and expenses of Moore & Van Allen PLLC.

SECTION 3
MISCELLANEOUS

3.1 Amended Terms. The term “Credit Agreement” as used in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

3.2 Representations and Warranties of Credit Parties. Each Credit Party hereby represents and warrants as follows:

(a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b) This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d) Both before and after giving effect to this Amendment, the representations and warranties set forth in Article V of the Credit Agreement are, subject to the limitations set forth therein, true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date, in which case, they are true and correct in all material respects as of such earlier date).

(e) Both before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

3.3 Credit Document. This Amendment shall constitute a Credit Document under the terms of the Credit Agreement and shall be subject to the terms and conditions thereof (including, without limitation, Sections 11.14 and 11.17 of the Credit Agreement).

3.4 Entirety. This Amendment and the other Credit Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.5 Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart to this Amendment by telecopy shall be effective as an original and shall constitute a representation that an original will be delivered.

3.6 GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages to Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	DYCOM INDUSTRIES, INC.,

a Florida corporation

By:

Name: Richard L. Dunn Title: Senior Vice President and Chief Financial Officer

GUARANTORS:	ANSCO & ASSOCIATES, LLC,

a Delaware limited liability company

APEX DIGITAL, LLC, a Delaware limited liability company

CABLECOM, LLC, a Delaware limited liability company

CAN-AM COMMUNICATIONS, INC., a Delaware corporation

COMMUNICATIONS CONSTRUCTION GROUP, LLC, a Delaware limited liability company

DYCOM CAPITAL MANAGEMENT, INC., a Delaware corporation

ERVIN CABLE CONSTRUCTION, LLC, a Delaware limited liability company

IVY H. SMITH COMPANY, LLC, a Delaware limited liability company

LAMBERTS CABLE SPLICING COMPANY, LLC, a Delaware limited liability company

By:

Name: Richard L. Dunn Title: Treasurer

STAR CONSTRUCTION, LLC,

a Delaware limited liability company

TCS COMMUNICATIONS, LLC,

a Delaware limited liability company

UTILIQUEST, LLC,

a Georgia limited liability company

GLOBE COMMUNICATIONS, LLC,

a North Carolina limited liability company

S.T.S., LLC,

a Tennessee limited liability company

By:
Name: Richard L. Dunn
Title: Treasurer

ADMINISTRATIVE AGENT

AND LENDERS:	WACHOVIA BANK, NATIONAL ASSOCIATION,

individually in its capacity as a Lender and in its capacity as Administrative Agent

By:

Name:
Title:

BANK OF AMERICA, N.A, as a Lender

By:
Name:
Title:

LASALLE BANK NATIONAL ASSOCIATION, as a Lender

By:

Name:

Title:

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:

Name:

Title:

HARRIS TRUST AND SAVINGS BANK, as a Lender

By:

Name:

Title:

SUNTRUST BANK, as a Lender

By:

Name:

Title:

BNP PARIBAS, as a Lender

By:
Name:
Title:

REGIONS BANK, as a Lender

By:

Name:

Title:

COMPASS BANK, as a Lender

By:

Name:

Title: